Exhibit 10.1

EXECUTION VERSION

June 20, 2021

Via E-mail

Pershing Square Tontine Holdings, Ltd. (the “Company”)

787 Eleventh Avenue,

9th Floor,

New York, NY 10019

Re:	Certain Matters Related to the Purchase of Ordinary Shares of Universal Music B.V. (the “Proposed Transaction”)

Ladies and Gentlemen:

Each of the undersigned agrees to take the actions set forth below their respective names on Annex A to occur, each of which shall constitute a binding agreement as of the date hereof.

Each person’s commitments under this letter will continue until the earlier of the date on which they are fully satisfied or you announce that you are abandoning the Proposed Transaction.

[Signature Page Follows]

Pershing Square TH Sponsor, LLC

By:	Pershing Square Capital Management, L.P., its Manager

By:	PS Management, GP, LLC, its General Partner

By :	/s/ William A. Ackman
Name:	William A. Ackman
Title:	Managing Member

Pershing Square Holdings, Ltd.

By:	Pershing Square Capital Management, L.P., its Investment Manager

By:	PS Management, GP, LLC, its General Partner

By :	/s/ William A. Ackman
Name:	William A. Ackman
Title:	Managing Member

Pershing Square, L.P.

By:	Pershing Square Capital Management, L.P., its Investment Manager

By:	PS Management, GP, LLC, its General
Partner

By :	/s/ William A. Ackman
Name:	William A. Ackman
Title:	Managing Member

Pershing Square International, Ltd.

By:	Pershing Square Capital Management, L.P., its Investment Manager

By:	PS Management, GP, LLC, its General
Partner

By :	/s/ William A. Ackman
Name:	William A. Ackman
Title:	Managing Member

/s/ Lisa Gersh
Name: Lisa Gersh
Title: Director

/s/ Michael Ovitz
Name: Michael Ovitz
Title: Director

/s/ Jacqueline D. Reses
Name: Jacqueline D. Reses
Title: Director

/s/ Joseph S. Steinberg
Name: Joseph S. Steinberg
Title: Director

Acknowledged and Agreed:

Pershing Square Tontine Holdings, Ltd.

By :	/s/ William A. Ackman
Name:	William A. Ackman
Title:	Chief Executive Officer and Chairman

Annex A

Pershing Square Holdings, Ltd.

Pershing Square, L.P.

Pershing Square International, Ltd.

Shall enter into an Amended and Restated Forward Purchase Agreement on substantially the terms attached hereto as Exhibit A concurrently with the last funding of the Proposed Transaction thereunder.

Shall exercise such Additional Purchase amounts of the Forward Purchase Agreements as required by the Company to cause the conditions to the Proposed Transaction to be satisfied (currently anticipated to be an $600 million in the aggregate).

Shall, upon exercise of the Forward Purchase Agreement to fund the Proposed Transaction, exchange 1/3rd of the warrants issued as a result of that exercise for shares at the same exchange ratio as in the Warrant Exchange Offer that the Company contemplates will occur in connection with the Proposed Transaction.

Michael Ovitz (in his individual capacity as a director)

Jaqueline D. Reses (in her individual capacity as a director)

Shall, upon exercise of the Forward Purchase Agreement to fund the Proposed Transaction, exchange 1/3rd of the warrants issued as a result of that exercise for shares at the same exchange ratio as in the Warrant Exchange Offer that the Company contemplates will occur in connection with the Proposed Transaction.

Pershing Square TH Sponsor, LLC

Shall enter into the Amendment to the Sponsor Warrant Agreement on substantially the terms attached hereto as Exhibit B concurrently with the closing of the Proposed Transaction.

Lisa Gersh (in her individual capacity as a director)

Michael Ovitz (in his individual capacity as a director)

Jacqueline D. Reses (in her individual capacity as a director)

Joseph S. Steinberg (in his individual capacity as a director and as trustee of The Joseph S and Diane H Steinberg Charitable Trust)

Shall enter into an Amended and Restated Director Warrant Agreements on substantially the terms attached hereto as Exhibit C concurrently with the closing of the Proposed Transaction

Pershing Square Tontine Holdings, Ltd.

Shall enter into all of the transactions listed earlier in this Annex A.

Exhibit A

AMENDED AND RESTATED FORWARD PURCHASE AGREEMENT

This Amended and Restated Forward Purchase Agreement (this “Agreement”) is entered into as of [ ● ], 20211, between Pershing Square Tontine Holdings, Ltd., a Delaware corporation (the “Company”), and Pershing Square, L.P., a Delaware limited partnership, Pershing Square International, Ltd., a Cayman Islands exempted company, and Pershing Square Holdings, Ltd., a Guernsey company (each a “Purchaser”, and collectively, the “Purchasers”). The amount of Class A Shares (as defined below) subject to forward purchase by each Purchaser will be set forth, from time to time, in an appendix hereto (as may be amended from time to time by the Purchasers without further input from the Company).

RECITALS

WHEREAS, the Company was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (an “Initial Business Combination”);

WHEREAS, on June 21, 2020, the Company entered into a Forward Purchase Agreement with the Purchasers (the “Original Forward Purchase Agreement”), which obligated the Purchasers to purchase in the aggregate no less than $1,000,000,000 of Forward Purchase Units (as defined in the Original Forward Purchase Agreement) and permitted the Purchasers, at their election, to purchase up to an additional $2,000,000,000 of Forward Purchase Units, in each case pursuant to the terms and conditions of the Original Forward Purchase Agreement;

WHEREAS, on June 20, 2021, Vivendi S.E., a corporation incorporated under the laws of France (“Vivendi”), and the Company entered in a Share Purchase Agreement (the “Share Purchase Agreement”), pursuant to which the Company agreed to purchase from Vivendi [●] ordinary shares of Universal Music Group, Inc. (“UMG”) representing 10% of the share capital and voting rights of UMG on a fully diluted basis as set forth in the Share Purchase Agreement (the “Sale Shares”), which transaction will constitute the Initial Business Combination of the Company;

WHEREAS, on or prior to the date hereof, the Purchasers purchased in the aggregate approximately $1,600,000,000 of Forward Purchase Units pursuant to the terms and conditions of the Original Forward Purchase Agreement;

WHEREAS, the Company intends to distribute all or substantially all of the Sale Shares to holders of the Company’s outstanding common stock through a dividend in kind or similar transaction pursuant to or in connection with a registration statement on Form F-1 of UMG or such other appropriate form of registration statement as may be required by the Securities and Exchange Commission (the “Distribution”);

[1]	NTD: Insert date shortly before the purchase of UMG shares (and after the time the Original FPA has been partially exercised to fund that purchase).

WHEREAS, the Company intends to identify and consummate another merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (the “Business Combination”);

WHEREAS, the parties wish to amend and restate the Original Forward Purchase Agreement by entering into this Agreement, pursuant to which, among other changes and amendments as are set forth herein, at any time subsequent to the Distribution (but in no event later than the earlier of (a) immediately prior to consummation of the Company’s Business Combination (the “Business Combination Closing”) and (b) the Termination Date (as defined below)), the Purchasers may, at their election, purchase in the aggregate from the Company, and the Company shall issue and sell to the Purchasers, on a private placement basis, up to $1,400,000,000 of shares of Class A common stock, par value $0.0001 per share, of the Company (the “Class A Shares”, and each Class A Share purchased hereunder, a “Forward Purchase Share”), at the Purchase Price (as defined below) in accordance with Section 1 herein and otherwise in accordance with the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the premises, representations, warranties and the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

AGREEMENT

1.	Sale and Purchase.

(a)     Forward Purchase Shares.

(i)     Elective Purchase. At any time subsequent to the Distribution (but in no event later than the earlier of (a) immediately prior to the Business Combination Closing and (b) the Termination Date), the Purchasers may, at their election, purchase up to $1,400,000,000 of Forward Purchase Shares, at a price per Forward Purchase Share equal to the Purchase Price (the “Elective Purchase”). The Elective Purchase shall be effectuated, if at all and at the Purchasers’ election, in one or more private placements of Forward Purchase Shares. The closing of any such private placement shall occur as soon as practicable but no later than three Business Days after the Purchasers shall have issued a notice (an “Elective Purchase Election Notice”) to the Company electing to consummate all or such portion of the Elective Purchase. Any Elective Purchase as set forth in this Section 1(a)(i) shall be allocated among the Purchasers by multiplying the amount of such Elective Purchase by a fraction, (x) the numerator of which is the gross assets under management of such Purchaser as of the last day of the month prior to such Elective Purchase, and (y) the denominator of which is the gross assets under management of the Purchasers in the aggregate as of the last day of the month prior to such Elective Purchase, adjusted in each case for future capital activity, including but not limited to anticipated redemptions, as deemed necessary. The right to consummate the Elective Purchase as set forth in this Section 1(a)(i) shall be transferable or assignable by the Purchasers to the extent set forth in Section 4. If a partial exercise occurs of the Elective Purchase amount, the remainder will continue to exist as a right of the Purchasers. As used in this Agreement, “Business Day” shall mean any day except a Saturday, Sunday or other day on which commercial banks in New York City are required or authorized by applicable law to close.

(ii)     Each Forward Purchase Share will consist of one Class A Share and have a purchase price (the “Purchase Price”) equal to Net Asset Value. “Net Asset Value”, as used in connection with any private placement comprising all or part of the Elective Purchase, means the net asset value per Class A Share as of the close of business on the date that is two Business Days before the date of closing of such private placement, on an after tax basis as if all assets were converted into cash (taking into account any resulting tax) and ignoring any assets or liabilities that United States generally accepted accounting principles might otherwise ascribe to warrants issued by the Company, as reasonably determined in good faith by the Company and agreed to by the Purchasers. Upon the occurrence of an Elective Purchase, the respective Purchaser (or transferee if applicable) will deliver in free and clear funds (to an account notified by the Company to the Purchaser (or transferee if applicable)) the aggregate purchase price therefor and the Company shall issue the Forward Purchase Shares, equal to the amount of Elective Purchase set forth in the relevant Election Notice.

(iii)     The Company shall issue the Forward Purchase Shares to the Purchasers in book-entry form, free and clear of any liens or other restrictions whatsoever (other than those arising under state or federal securities laws), registered in the name of the Purchasers (or its nominee in accordance with its delivery instructions), or to a custodian designated by the Purchasers, as applicable pursuant to written instructions delivered by the Purchasers.

(b)     Legends. Each book entry for the Forward Purchase Shares shall contain a notation, and each certificate (if any) evidencing the Forward Purchase Shares shall be stamped or otherwise imprinted with a legend, in substantially the following form:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, AND MAY NOT BE TRANSFERRED IN VIOLATION OF SUCH ACT AND LAWS. THE SALE, PLEDGE, HYPOTHECATION, OR TRANSFER OF THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN FORWARD PURCHASE AGREEMENT BY AND AMONG THE HOLDER AND THE COMPANY. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY.”

(c)     Certificates. The Company shall cooperate with a Purchaser, at its request, to facilitate the timely preparation and delivery of physical certificates representing the Forward Purchase Shares and enable such certificates to be in such denominations or amounts, as the case may be, as the Purchasers may reasonably request and registered in such names as the Purchasers may request. Any such physical certificates shall be stamped or otherwise imprinted with a legend substantially in the form set forth in Section 1(b).

(d)     Legend Removal. If the Forward Purchase Shares are eligible to be sold without restriction under, and without the Company being in compliance with the current public information requirements of, Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), then at the Purchasers’ request, the Company will cause the Company’s transfer agent to remove the legend set forth in Section 1(b) and Section 1(c). In connection therewith, if required by the Company’s transfer agent, the Company will promptly cause an opinion of counsel to be delivered to and maintained with its transfer agent, together with any other authorizations, certificates and directions required by the transfer agent that authorize and direct the transfer agent to issue such Forward Purchase Shares without any such legend.

2.     Representations and Warranties of the Purchasers. Each Purchaser represents and warrants to the Company as follows, as of the date hereof:

(a)     Organization and Power. The Purchaser is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its formation and has all requisite power and authority to carry on its business as presently conducted and as proposed to be conducted.

(b)     Authorization. The Purchaser has full power and authority to enter into this Agreement. This Agreement, when executed and delivered by the Purchaser, will constitute the valid and legally binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and any other laws of general application affecting enforcement of creditors’ rights generally or (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

(c)     Governmental Consents and Filings. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of the Purchaser in connection with the consummation of the transactions contemplated by this Agreement.

(d)     Compliance with Other Instruments. The execution, delivery and performance by the Purchaser of this Agreement and the consummation by the Purchaser of the transactions contemplated by this Agreement will not result in any violation or default (i) of any provisions of its organizational documents, (ii) of any instrument, judgment, order, writ or decree to which it is a party or by which it is bound, (iii) under any note, indenture or mortgage to which it is a party or by which it is bound, (iv) under any lease, agreement, contract or purchase order to which it is a party or by which it is bound or (v) of any provision of federal or state statute, rule or regulation applicable to the Purchaser, in each case (other than clause (i)), which would have a material adverse effect on the Purchaser or its ability to consummate the transactions contemplated by this Agreement.

(e)     Purchase Entirely for Own Account. This Agreement is made with the Purchaser in reliance upon the Purchaser’s representation to the Company, which by the Purchaser’s execution of this Agreement, the Purchaser hereby confirms, that the Forward Purchase Shares to be acquired by the Purchaser will be acquired for investment for the Purchaser’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of any state or federal securities laws, and that the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of law (other than as set forth herein). By executing this Agreement, the Purchaser further represents that the Purchaser does not presently have any contract, undertaking, agreement or arrangement with any Person (other than another Purchaser) to sell, transfer or grant participations to such Person, with respect to any of the Forward Purchase Shares. For purposes of this Agreement, “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity or any government or any department or agency thereof.

(f)     Disclosure of Information. The Purchaser has had an opportunity to discuss the Company’s business, management, financial affairs and the terms and conditions of the offering of the Forward Purchase Shares with the Company’s management.

(g)     Restricted Securities. The Purchaser understands that the offer and sale of the Forward Purchase Shares to the Purchaser has not been, and will not be, registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Purchaser’s representations as expressed herein. The Purchaser understands that the Forward Purchase Shares are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Purchaser must hold the Forward Purchase Shares indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available. The Purchaser acknowledges that the Company has no obligation to register or qualify the Forward Purchase Shares for resale, except as provided herein (the “Registration Rights”). The Purchaser further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Forward Purchase Shares, and on requirements relating to the Company which are outside of the Purchaser’s control, and which the Company is under no obligation and may not be able to satisfy.

(h)     No Public Market. The Purchaser understands that no public market now exists for the Forward Purchase Shares, and that the Company has made no assurances that a public market will ever exist for the Forward Purchase Shares.

(i)     High Degree of Risk. The Purchaser understands that its agreement to purchase the Forward Purchase Shares involves a high degree of risk which could cause the Purchaser to lose all or part of its investment.

(j)     Accredited Investor. The Purchaser is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

(k)     No General Solicitation. Neither the Purchaser, nor, to its knowledge, any of its officers, directors, employees, agents, stockholders or partners has either directly or indirectly, including, through a broker or finder (i) engaged in any general solicitation, or (ii) published any advertisement in connection with the offer and sale of the Forward Purchase Shares.

(l)     Residence. The Purchaser’s principal place of business is the office or offices located at the address of the Purchaser set forth on the signature page hereof.

(m)     Adequacy of Financing. The Purchaser has available to it sufficient funds to satisfy its obligations under this Agreement.

(n)     No Other Representations and Warranties; Non-Reliance. Except for the specific representations and warranties contained in this Section 2 and in any certificate or agreement delivered pursuant hereto, none of the Purchaser nor any person acting on behalf of the Purchaser nor any of the Purchaser’s affiliates (the “Purchaser Parties”) has made, makes or shall be deemed to make any other express or implied representation or warranty with respect to the Purchaser and this offering, and the Purchaser Parties disclaim any such representation or warranty. Except for the specific representations and warranties expressly made by the Company in Section 3 of this Agreement and in any certificate or agreement delivered pursuant hereto, the Purchaser Parties specifically disclaim that they are relying upon any other representations or warranties that may have been made by the Company, any person on behalf of the Company or any of the Company’s affiliates (collectively, the “Company Parties”).

3.     Representations and Warranties of the Company. The Company represents and warrants to the Purchasers as follows:

(a)     Organization and Corporate Power. The Company is a corporation duly incorporated and validly existing and in good standing as a corporation under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as presently conducted and as proposed to be conducted. The Company has no subsidiaries.

(b)     Capitalization. On the date hereof, the authorized share capital of the Company consists of:

(i)     3,000,000,000 Class A Shares, [●] of which are issued and outstanding.

(ii)     20,000,000 Class B Shares, none of which are issued and outstanding.

(iii)     1,000,000 preferred shares, none of which are issued and outstanding.

(c)     Authorization. All corporate action required to be taken by the Company’s Board of Directors and stockholders in order to authorize the Company to enter into this Agreement and to issue the Forward Purchase Shares has been taken or will be taken prior to the closing of the purchase and sale thereof (each, a “Forward Closing”). All action on the part of the stockholders, directors and officers of the Company necessary for the execution and delivery of this Agreement, the performance of all obligations of the Company under this Agreement to be performed as of a Forward Closing, and the issuance and delivery of the Forward Purchase Shares has been taken or will be taken prior to a Forward Closing. This Agreement, when executed and delivered by the Company, shall constitute the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, or (iii) to the extent the indemnification provisions contained in the Registration Rights may be limited by applicable federal or state securities laws.

(d)     Valid Issuance of Securities. The Forward Purchase Shares, when issued, sold and delivered in accordance with the terms and for the consideration set forth in this Agreement, will be validly issued, fully paid and nonassessable, as applicable, and free of all preemptive or similar rights, taxes, liens, encumbrances and charges with respect to the issue thereof and restrictions on transfer other than restrictions on transfer specified under this Agreement, applicable state and federal securities laws and liens or encumbrances created by or imposed by the Purchaser. Assuming the accuracy of the representations of the Purchasers in this Agreement and subject to the filings described in Section 3(e) below, the Forward Purchase Shares will be issued in compliance with all applicable federal and state securities laws.

(e)     Governmental Consents and Filings. Assuming the accuracy of the representations made by the Purchasers in this Agreement, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of the Company in connection with the consummation of the transactions contemplated by this Agreement, except for filings pursuant to applicable state securities laws, if any, and pursuant to the Registration Rights.

(f)     Compliance with Other Instruments. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in any violation or default of any provisions of the Charter, bylaws or other governing documents of the Company, (ii) of any instrument, judgment, order, writ or decree to which the Company is a party or by which it is bound, (iii) under any note, indenture or mortgage to which the Company is a party or by which it is bound, (iv) under any lease, agreement, contract or purchase order to which the Company is a party or by which it is bound or (v) of any provision of federal or state statute, rule or regulation applicable to the Company, in each case (other than clause (i)) which would have a material adverse effect on the Company or its ability to consummate the transactions contemplated by this Agreement.

(g)     No General Solicitation. Neither the Company, nor any of its officers, directors, employees, agents or stockholders has either directly or indirectly, including, through a broker or finder (i) engaged in any general solicitation, or (ii) published any advertisement in connection with the offer and sale of the Forward Purchase Shares.

(h)     No Other Representations and Warranties; Non-Reliance. Except for the specific representations and warranties contained in this Section 3 and in any certificate or agreement delivered pursuant hereto, none of the Company Parties has made, makes or shall be deemed to make any other express or implied representation or warranty with respect to the Company (including with respect to its previous business activities), this offering, or a potential Business Combination, and the Company Parties disclaim any such representation or warranty. Except for the specific representations and warranties expressly made by the Purchasers in Section 2 of this Agreement and in any certificate or agreement delivered pursuant hereto, the Company Parties specifically disclaim that they are relying upon any other representations or warranties that may have been made by the Purchaser Parties.

4.     Transfer. All of the Purchasers’ rights and obligations hereunder with respect to the Elective Purchase (including the Purchasers’ right to exercise the Elective Purchase) may be transferred or assigned, at any time and from time to time and in whole or in part, to any entity that is managed by Pershing Square Capital Management, L.P., but not to other third parties (each such transferee or assignee, a “Transferee”). Upon any such transfer or assignment:

(a)     the applicable Transferee shall execute a signature page to this Agreement, substantially in the form of the Purchasers’ signature page hereto (the “Joinder Agreement”), which shall reflect the number of Forward Purchase Shares such Transferee shall have the right to purchase (the “Transferee Securities”), and, upon such execution, such Transferee shall have all the same rights and obligations of the Purchasers hereunder with respect to the Transferee Securities, and references herein to the “Purchasers” shall be deemed to refer to and include any such Transferee with respect to such Transferee and to its Transferee Securities; provided, that any representations, warranties, covenants and agreements of the Purchasers and any such Transferee shall be several and not joint and shall be made as to the Purchasers or any such Transferee, as applicable, as to itself only; and

(b)     upon a Transferee’s execution and delivery of a Joinder Agreement, the number of Forward Purchase Shares permitted to be purchased by the Purchasers in the Elective Purchase hereunder shall be reduced by the total number of Forward Purchase Shares permitted to be purchased by the applicable Transferee pursuant to the applicable Joinder Agreement, which reduction shall be evidenced by the Purchasers and the Company amending Schedule A to this Agreement to reflect each transfer. For the avoidance of doubt, this Agreement need not be amended and restated in its entirety, but only Schedule A need be so amended and updated and executed by each of the Purchasers and the Company upon the occurrence of any such transfer of Transferee Securities.

5.     Additional Agreements and Acknowledgements of the Purchasers.

(a)     Voting. Each Purchaser hereby agrees that if the Company seeks stockholder approval of a proposed Business Combination, then in connection with such proposed Business Combination, such Purchaser shall vote any Class A Shares owned by it in favor of any proposed Business Combination.

(b)     No Short Sales. Each Purchaser hereby agrees that neither it, nor any person or entity acting on its behalf or pursuant to any understanding with it, will engage in any Short Sales with respect to securities of the Company prior to the Business Combination Closing. For purposes of this Section, “Short Sales” shall include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, and all types of direct and indirect stock pledges (other than pledges in the ordinary course of business as part of prime brokerage arrangements), forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis), each of such foregoing instruments that is naked short, and short sales and other short transactions through non-U.S. broker dealers or foreign regulated brokers.

6.     Listing. The Company will use commercially reasonable efforts to effect and maintain the listing of the Class A Shares on the New York Stock Exchange (or another national securities exchange).

7.     Forward Closing Conditions.

(a)     The obligation of each Purchaser to purchase the Forward Purchase Shares at a Forward Closing under this Agreement shall be subject to the fulfillment, at or prior to such Forward Closing of each of the following conditions, any of which, to the extent permitted by applicable laws, may be waived by the Purchaser:

(i)     (A) With respect to a Forward Closing occurring on the date of the Business Combination Closing, the Business Combination shall be consummated substantially concurrently with the purchase of the Forward Purchase Shares and (B) with respect to a Forward Closing occurring prior to the date of the Business Combination Closing, Purchasers shall not have delivered to the Company a revocation of the Election Notice with respect to such Forward Purchase;

(ii)     The Company shall have delivered to the Purchasers a certificate evidencing the Company’s good standing as a Delaware corporation;

(iii)     The representations and warranties of the Company set forth in Section 3 of this Agreement shall have been true and correct as of the date hereof and shall be true and correct as of such Forward Closing Date, as applicable, with the same effect as though such representations and warranties had been made on and as of such date (other than any such representation or warranty that is made by its terms as of a specified date, which shall be true and correct as of such specified date), except where the failure to be so true and correct would not have a material adverse effect on the Company or its ability to consummate the transactions contemplated by this Agreement;

(iv)     The Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to such Forward Closing; and

(v)     No order, writ, judgment, injunction, decree, determination, or award shall have been entered by or with any governmental, regulatory, or administrative authority or any court, tribunal, or judicial, or arbitral body, and no other legal restraint or prohibition shall be in effect, preventing the purchase by the Purchasers of the Forward Purchase Shares.

(b)     The obligation of the Company to sell the Forward Purchase Shares at a Forward Closing under this Agreement shall be subject to the fulfillment, at or prior to such Forward Closing of each of the following conditions, any of which, to the extent permitted by applicable laws, may be waived by the Company:

(i)     (A) With respect to a Forward Closing occurring on the date of the Business Combination Closing, the Business Combination shall be consummated substantially concurrently with the purchase of the Forward Purchase Shares and (B) with respect to a Forward Closing occurring prior to the date of the Business Combination Closing, Purchasers shall not have delivered to the Company a revocation of the Election Notice with respect to such Forward Purchase;

(ii)     The representations and warranties of the Purchasers set forth in Section 2 of this Agreement shall have been true and correct as of the date hereof and shall be true and correct as of such Forward Closing Date, as applicable, with the same effect as though such representations and warranties had been made on and as of such date (other than any such representation or warranty that is made by its terms as of a specified date, which shall be true and correct as of such specified date), except where the failure to be so true and correct would not have a material adverse effect on the Purchasers or their ability to consummate the transactions contemplated by this Agreement;

(iii)     The Purchasers shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Purchasers at or prior to such Forward Closing; and

(iv)     No order, writ, judgment, injunction, decree, determination, or award shall have been entered by or with any governmental, regulatory, or administrative authority or any court, tribunal, or judicial, or arbitral body, and no other legal restraint or prohibition shall be in effect, preventing the purchase by the Purchasers of the Forward Purchase Shares.

(c)     Termination. This Agreement (a) may be terminated at any time prior to the Termination Date only by the mutual written consent of the Company and the Purchasers and (b) shall terminate automatically on the date that is five (5) years after the date on which the Distribution is consummated (the “Termination Date”). Termination pursuant to this Section 8 shall not relieve either party from liabilities or damages arising out of fraud or willful breach by such party of any of its representations, warranties, covenants or agreements contained in this Agreement.

8.     General Provisions.

(a)     Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt, or (a) personal delivery to the party to be notified, (b) when sent, if sent by electronic mail or facsimile (if any) during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next Business Day, (c) five (5) Business Days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) Business Day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next Business Day delivery, with written verification of receipt. All communications sent to the Company shall be sent to: Pershing Square Tontine Holdings, Ltd., 787 Eleventh Avenue, 9th Floor, New York, New York 10019, Attention: Steve Milankov and emailed to milankov@persq.com, with a copy sent to the Company’s counsel at Cadwalader, Wickersham & Taft LLP, 200 Liberty Street, New York, New York 10281, Attention: Stephen Fraidin, Esq. and Gregory P. Patti, Jr., Esq., and emailed to stephen.fraidin@cwt.com and greg.patti@cwt.com.

All communications to the Purchasers shall be sent to the Purchasers’ address as set forth on the signature page hereof, or to such e-mail address, facsimile number (if any) or address as subsequently modified by written notice given in accordance with this Section 9(a).

(b)     No Finder’s Fees. Each of the parties represents that it neither is nor will be obligated for any finder’s fee or commission in connection with this transaction. The Purchasers agree to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which the Purchasers or their respective officers, employees or representatives is responsible. The Company agrees to indemnify and hold harmless the Purchasers from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

(c)     Adjustments to Notional Amounts. In the event of any change to the capital structure of the Company, whether dilutive or otherwise, by way of a stock dividend or stock split, or any other dividend however described, the Forward Purchase Shares and the Purchase Price will be adjusted to account for such changes.

(d)     Survival of Representations and Warranties. All of the representations and warranties contained herein shall survive the consummation of the transactions contemplated by this Agreement or (subject to Section 8 herein) the termination hereof.

(e)     Entire Agreement. This Agreement, together with any documents, instruments and writings that are delivered pursuant hereto or referenced herein, constitute the entire agreement and understanding of the parties hereto in respect of its subject matter and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby.

(f)     Successors. All of the terms, agreements, covenants, representations, warranties, and conditions of this Agreement are binding upon, and inure to the benefit of and are enforceable by, the parties hereto and their respective successors. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

(g)     Assignments. Except as otherwise specifically provided herein, no party hereto may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other party.

(h)     Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument.

(i)     Headings. The section headings contained in this Agreement are inserted for convenience only and will not affect in any way the meaning or interpretation of this Agreement.

(j)     Governing Law. This Agreement, the entire relationship of the parties hereto, and any litigation between the parties (whether grounded in contract, tort, statute, law or equity) shall be governed by, construed in accordance with, and interpreted pursuant to the laws of the State of New York, without giving effect to its choice of laws principles.

(k)     Jurisdiction. The parties (i) hereby irrevocably and unconditionally submit to the jurisdiction of the state courts of New York and to the jurisdiction of the United States District Court for the Southern District of New York for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (b) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in state courts of New York or the United States District Court for the Southern District of New York, and (c) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.

(l)     Waiver of Jury Trial. The parties hereto hereby waive any right to a jury trial in connection with any litigation pursuant to this Agreement and the transactions contemplated hereby.

(m)     Amendments. This Agreement may not be amended, modified or waived as to any particular provision, except with the prior written consent of the Company and the Purchaser.

(n)     Severability. The provisions of this Agreement will be deemed severable and the invalidity or unenforceability of any provision will not affect the validity or enforceability of the other provisions hereof; provided that if any provision of this Agreement, as applied to any party hereto or to any circumstance, is adjudged by a governmental authority, arbitrator, or mediator not to be enforceable in accordance with its terms, the parties hereto agree that the governmental authority, arbitrator, or mediator making such determination will have the power to modify the provision in a manner consistent with its objectives such that it is enforceable, and/or to delete specific words or phrases, and in its reduced form, such provision will then be enforceable and will be enforced.

(o)     Expenses. Each of the Company and the Purchasers will bear its own costs and expenses incurred in connection with the performance of this Agreement and the consummation of the transactions contemplated hereby, including all fees and expenses of agents, representatives, financial advisors, legal counsel and accountants. The Company shall be responsible for the fees of its transfer agent, stamp taxes and all The Depository Trust Company fees associated with the issuance of the Forward Purchase Shares.

(p)     Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties hereto and no presumption or burden of proof will arise favoring or disfavoring any party hereto because of the authorship of any provision of this Agreement. Any reference to any federal, state, local, or foreign law will be deemed also to refer to law as amended and all rules and regulations promulgated thereunder, unless the context requires otherwise. The words “include,” “includes,” and “including” will be deemed to be followed by “without limitation.” Pronouns in masculine, feminine, and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder,” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The parties hereto intend that each representation, warranty, and covenant contained herein will have independent significance. If any party hereto has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which such party hereto has not breached will not detract from or mitigate the fact that such party hereto is in breach of the first representation, warranty, or covenant.

(q)     Waiver. No waiver by any party hereto of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, may be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising because of any prior or subsequent occurrence.

(r)     Specific Performance. The Purchasers agree that irreparable damage may occur in the event any provision of this Agreement was not performed by the Purchasers in accordance with the terms hereof and that the Company shall be entitled to seek specific performance of the terms hereof, in addition to any other remedy at law or equity.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have executed this Agreement to be effective as of the date first set forth above.

PURCHASERS:

PERSHING SQUARE, L.P.

By:	Pershing Square Capital Management, L.P.,
its Investment Manager

By:	PS Management, GP, LLC, its General
Partner

By:
	Name:	William A. Ackman
	Title:	Managing Member

Address for Notices:	787 Eleventh Avenue,
9th Floor,
New York, NY 10019

PERSHING SQUARE INTERNATIONAL, LTD.

By:	Pershing Square Capital Management, L.P.,
its Investment Manager

By:	PS Management, GP, LLC, its General
Partner

By:
	Name:	William A. Ackman
	Title:	Managing Member

Address for Notices:	787 Eleventh Avenue,
9th Floor,
New York, NY 10019

PERSHING SQUARE HOLDINGS, LTD.

By:	Pershing Square Capital Management, L.P.,
its Investment Manager

By:	PS Management, GP, LLC, its General
Partner

By:
Name: William A. Ackman
Title: Managing Member

Address for Notices:	787 Eleventh Avenue,
9th Floor,
New York, NY 10019

COMPANY:

PERSHING SQUARE TONTINE HOLDINGS, LTD.

By:
Name: William A. Ackman
Title: Chairman and Chief Executive Officer

SCHEDULE A

SCHEDULE OF TRANSFERS OF FORWARD PURCHASE SHARES

(ELECTIVE PURCHASE)

The following transfers of a portion of the original number of Forward Purchase Shares have been made:

Date of Transfer	Transferee	Number of Forward Purchase Shares Transferred	Purchaser Revised Forward Purchase Share Amount

TO BE EXECUTED UPON ANY ASSIGNMENT OR FINAL DETERMINATION OF FORWARD PURCHASE SHARES:

Schedule A as of , 202[    ], accepted and agreed to as of this day of , 202[    ] by:

PERSHING SQUARE TONTINE HOLDINGS, LTD.

By:

By:
Name:
Title:

Exhibit B

Amendment to Sponsor Warrant Agreement

This Amendment (this “Amendment”) to the Sponsor Warrant Agreement, dated as of July 21, 2020 (the “Agreement”), by and between Pershing Square Tontine Holdings, Ltd., a Delaware corporation (“Pershing Square Tontine Holdings”), and Continental Stock Transfer & Trust Company, a New York corporation, as warrant agent (the “Warrant Agent”), is entered into as of [●]1, 2021 (the “Effective Date”). Capitalized terms used but not defined herein shall have the respective meanings given to them in the Agreement.

Recitals

A.     Pershing Square Tontine Holdings, the Warrant Agent and Pershing Square TH Sponsor, LLC, a Delaware limited liability company (the “Sponsor” and, together with Pershing Square Tontine Holdings and the Warrant Agent, the “Parties”), wish to amend the Agreement as provided herein.

B.     The Sponsor is the only Registered Holder of Warrants, and Section 8.9 of the Agreement authorizes this Amendment if the Sponsor consents in writing thereto.

C.     The Sponsor has approved the Amendment, and its execution hereof constitutes its written consent thereto.

D.     Accordingly, the amendments specified in this Amendment are effective as of the Effective Date.

Amendments

Section	1.1 Amendments to Certain Defined Terms.

(a)

The definition of “Business Combination” in the Agreement is hereby amended to exclude the purchase of shares of Universal Music Group B.V. pursuant to the Share Purchase Agreement, dated as of June 20, 2021, between Vivendi S.E., a corporation (société européenne) incorporated under the laws of France, and Pershing Square Tontine Holdings.

(b)	The definition of Forward Purchase Agreement in the Agreement is hereby amended to refer to the Forward Purchase Agreement as amended as of the Effective Date.

(c)	The definition of Director Warrants in the Agreement is hereby amended to refer to the Director Warrants as amended as of the Effective Date.

[1]

NTD: Insert the date shortly before the purchase of UMG shares on which the Pershing Square fund forward purchase agreement is amended to provide that it continues on after that purchase for the unused amounts.

(d)	References in the body of the Agreement to Forward Purchase Warrants and Redeemable Warrants shall be disregarded.

(e)	References in the body of the Agreement to Forward Purchase Units shall be deemed to be references to Forward Purchase Shares.

Section 1.2 Amendment to Warrant Price. Each reference to $24 in Section 3.1 of and Exhibit A to the Agreement (and in any Sponsor Warrant Certificate) is hereby amended to be a reference to an amount equal to 120% of the Net Asset Value (as that term is defined for purposes of the final purchase in the Forward Purchase Agreement as amended as of the Effective Date).

Section 1.3 No Other Amendments. Except to the extent amended hereby, the provisions of the Agreement shall remain in full force and effect.

Section 1.4 Incorporated Provisions. Sections 8.3 (Applicable Law), 8.7 (Counterparts), 8.8 (Effect of Headings) and 8.10 (Severability) of the Agreement are incorporated herein by reference, mutatis mutandis.

[Signature page follows]

IN WITNESS WHEREOF, the Parties have caused this Amendment to be duly executed as of the date first above written, and upon such execution the amendments set forth in this Amendment shall become effective.

PERSHING SQUARE TONTINE HOLDINGS, LTD.

By:
Name:
Title:

CONTINENTAL STOCK TRANSFER & TRUST COMPANY, as Warrant Agent

By:
Name:
Title:

PERSHING SQUARE TH SPONSOR, LLC

By:
Pershing Square Capital Management,
LP, its Manager

By:
Pershing Management GP, LLC, its
General Partner

By:
Name:
Title:

Exhibit C

Amendment to Director Warrant Agreement

This Amendment (this “Amendment”) to the Director Warrant Agreement, dated as of July 21, 2020 (the “Agreement”), by and between Pershing Square Tontine Holdings, Ltd., a Delaware corporation (“Pershing Square Tontine Holdings”), and Continental Stock Transfer & Trust Company, a New York corporation, as warrant agent (the “Warrant Agent”), is entered into as of [●]1, 2021 (the “Effective Date”). Capitalized terms used but not defined herein shall have the respective meanings given to them in the Agreement.

Recitals

A.     Pershing Square Tontine Holdings, the Warrant Agent and the undersigned Registered Holders of Director Warrants (the “Director Holders” and, together with Pershing Square Tontine Holdings and the Warrant Agent, the “Parties”), wish to amend the Agreement as provided herein.

B.     The Director Holders are the only Registered Holders of Warrants, and Section 8.9 of the Agreement authorizes this Amendment if the Director Holders consent in writing thereto.

C.     The Director Holders have approved the Amendment, and their execution hereof constitutes their written consent thereto.

D.     Accordingly, the amendments specified in this Amendment are effective as of the Effective Date.

Amendments

Section	1.1 Amendments to Certain Defined Terms.

(a)

The definition of “Business Combination” in the Agreement is hereby amended to exclude the purchase of shares of Universal Music Group B.V. pursuant to the Share Purchase Agreement, dated as of June 20, 2021, between Vivendi S.E., a corporation (société européenne) incorporated under the laws of France, and Pershing Square Tontine Holdings.

(b)	The definition of Forward Purchase Agreement in the Agreement is hereby amended to refer to the Forward Purchase Agreement as amended as of the Effective Date.

[1]

NTD: Insert the date shortly before the purchase of UMG shares on which the Pershing Square fund forward purchase agreement is amended to provide that it continues on after that purchase for the unused amounts.

(c)	The definition of Sponsor Warrants in the Agreement is hereby amended to refer to the Sponsor Warrants as amended as of the Effective Date.

(d)	References in the body of the Agreement to Forward Purchase Warrants and Redeemable Warrants shall be disregarded.

(e)	References in the body of the Agreement to Forward Purchase Units shall be deemed to be references to Forward Purchase Shares.

Section 1.2     Amendment to Number of Director Warrant Shares. The first occurrence of the phrase “the product of” in the formula defining the number of Director Warrant Shares for which a Director Warrant is initially exercisable as it appears in Section 3.1(a) of and Exhibit A to the Agreement (and in any executed Director Warrant Certificate) is hereby amended to read “27.5118% of the product of”.

Section 1.3     Amendment to Warrant Price. Each reference to $24 in Section 3.1 of and Exhibit A to the Agreement (and in any executed Director Warrant Certificate) is hereby amended to be a reference to an amount equal to 120% of the Net Asset Value (as that term is defined for purposes of the final purchase in the Forward Purchase Agreement as amended as of the Effective Date).

Section 1.4     Amendment to Section 6 Requiring Issuance of Shares. Section 6 of the Agreement is hereby amended to add to the end thereof a new Section 6.5 that reads in its entirety as follows:

Section 6.5 Issuance of Shares on or After Effective Date of Amendment. Pershing Square Tontine Holdings shall, on or as promptly as practicable after [●], 20212 (the “Amendment Effective Date”), issue to the Registered Holders, pro rata in accordance with the respective purchase prices they initially paid for their Director Warrants, an aggregate of 1,167,450 shares of Common Stock. The shares issuable to each Registered Holder as required by the preceding sentence shall be (a) rounded down if necessary to the nearest whole share in order to avoid the issuance of fractional shares, (b) validly issued, fully paid and nonassessable and (c) registered in such name or names as directed by such Registered Holder. Such shares (and any securities distributed in respect thereof, including without limitation the ordinary shares of Universal Music Group B.V. expected to be distributed on such shares in due course after the Effective Date) shall be subject to the restrictions on transfer applicable to Director Warrant Shares as specified in Section 2.7 of this Agreement (except that for purposes of applying those restrictions to such shares and securities, the period referred to in Section 2.7(i) shall be deemed to be three years after the Amendment Effective Date). Such shares shall bear a customary legend referring to such restrictions as well as applicable restrictions under the securities laws) and shall be treated as having been issued on exercise of Director Warrants for purposes of the Registration Rights Agreement referred to in Section 6.4(a) of this Agreement.

[2]	NTD: Insert Effective Date of this Amendment.

Section 1.5     No Other Amendments. Except to the extent amended hereby, the provisions of the Agreement shall remain in full force and effect.

Section 1.6     Incorporated Provisions. Sections 8.3 (Applicable Law), 8.7 (Counterparts), 8.8 (Effect of Headings) and 8.10 (Severability) of the Agreement are incorporated herein by reference, mutatis mutandis.

[Signature page follows]

IN WITNESS WHEREOF, the Parties have caused this Amendment to be duly executed as of the date first above written, and upon such execution the amendments and agreements set forth in this Amendment shall become effective.

PERSHING SQUARE TONTINE HOLDINGS, LTD.

By:
Name:
Title:

CONTINENTAL STOCK TRANSFER & TRUST COMPANY, as Warrant Agent

By:
Name:
Title:

Lisa Gersh

Michael Ovitz

Jacqueline Reses

Joseph S. Steinberg